Exhibit 99.1

Ventas, Inc.	10350 Ormsby Park Place, Suite 300	Louisville, Kentucky 40223	(502) 357•9000	(502) 357•9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO or Richard A. Schweinhart Executive Vice President and CFO (502) 357-9000

VENTAS REPORTS FOURTH QUARTER NORMALIZED FFO OF $71.2 MILLION

AND FAD OF $66.0 MILLION;

2006 Normalized FFO Per Share Rises 17 Percent to $2.44

and FAD Per Share Rises 16 Percent to $2.25;

2007 First Quarter Dividend Increases 20 Percent to $0.475 Per Share

LOUISVILLE, KY (February 20, 2007) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that fourth quarter 2006 normalized Funds from Operations (“FFO”) rose 25 percent to $71.2 million, compared with $57.2 million in the fourth quarter of 2005. Normalized FFO per diluted share in the fourth quarter of 2006 increased 22 percent to $0.67, from $0.55 per diluted share for the comparable 2005 period. In the quarter ended December 31, 2006, the Company had 105.7 million weighted average diluted shares outstanding, compared to 104.2 million weighted average diluted shares outstanding a year earlier.

The Company’s fourth quarter 2006 Funds Available for Distribution (“FAD”) rose 29 percent to $66.0 million, compared with $51.3 million in the fourth quarter of 2005. FAD per diluted share in the fourth quarter of 2006 increased 27 percent to $0.62, from $0.49 per diluted share for the comparable 2005 period.

Normalized FFO for the year ended December 31, 2006 was $255.2 million, a 28 percent increase from $200.1 million for the comparable 2005 period. Normalized FFO per diluted share grew 17 percent in 2006 to $2.44, from $2.09 in 2005. FAD for the year ended December 31, 2006 was $235.2 million, a 27 percent increase from $185.8 million for the comparable 2005 period. FAD per diluted share grew 16 percent in 2006 to $2.25, from $1.94 in 2005.

“Ventas had another excellent year in 2006, delivering a 38 percent compound annual return to its shareholders and growing normalized FFO per share by 17 percent,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “As evidenced by our 52 percent compound annual total shareholder return for the seven years ended December 31, 2006, our continued, consistent expansion and diversification, balance sheet management and investment in people and processes have positioned us for long-term sustainability and success.”

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

BOARD INCREASES QUARTERLY DIVIDEND BY 20 PERCENT

Ventas said that its Board of Directors voted to increase the Company’s first quarter 2007 dividend to $0.475 per share, an increase of 20 percent from the quarterly 2006 dividend of $0.395 per share. The first quarter dividend is payable March 30, 2007 to stockholders of record on March 20, 2007.

“With our superior cash flow growth in 2006 and confidence in our growing, diversified pool of high-quality healthcare and seniors housing assets, we are pleased to increase our dividend by 20 percent to an annualized rate of $1.90 per share,” Cafaro added.

Results for the fourth quarter and the year ended December 31, 2006 benefited from increased rent resulting from the Rent Reset on the 225 healthcare facilities the Company leases to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”), a full year of rent from the Company’s 2005 acquisition of Provident Senior Living Trust (“Provident”), the Company’s acquisition program and leading internal growth rate from its existing leases.

Normalized FFO for the year ended December 31, 2006 excludes (a) a fourth quarter gain from the sale of securities totaling $1.4 million, (b) one-time expenses recorded in the third quarter totaling $7.4 million in connection with the Rent Reset process, (c) the benefit of a $1.8 million reversal of a previously recorded contingent liability relating to an IRS audit of the Company’s 2001 tax year (“2001 Tax Audit”), which was recorded to income in the third quarter due to the favorable outcome of this matter, and (d) a $1.3 million expense relating to the write-off of unamortized deferred financing fees in connection with the Company’s successful refinancing in April 2006 of its previous $300 million secured revolving credit facility with a $500 million unsecured revolving credit facility (the “Credit Facility”).

Normalized FFO for the year ended December 31, 2005 excludes (a) a $0.4 million expense related to fees in connection with a bridge loan commitment obtained by the Company prior to the closing of the Provident acquisition, which was not used by the Company, (b) net proceeds received by Ventas from a litigation settlement with Sullivan & Cromwell of $15.9 million, (c) a contribution to the Ventas Charitable Foundation of $2.0 million, (d) a net gain on swap breakage of $1.0 million and (e) the write-off of unamortized deferred financing fees of $1.4 million in connection with the payoff of the Company’s commercial mortgage backed securities loan.

GAAP NET INCOME

Net income for the quarter ended December 31, 2006 was $40.8 million, or $0.39 per diluted share, compared with net income for the quarter ended December 31, 2005 of $47.2 million, or $0.45 per diluted share (including income from discontinued operations of $5.4 million).

Net income for the year ended December 31, 2006 was $131.4 million, or $1.25 per diluted share, compared with net income for the year ended December 31, 2005 of $130.6 million, or $1.36 per diluted share (including income from discontinued operations of $5.3 million).

FOURTH QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•

On January 15, 2007, Ventas announced a definitive agreement with Sunrise Senior Living REIT (TSX: SZR.UN) (“Sunrise REIT”) to acquire its interest in 74 high-quality private pay assisted living communities in the U.S. and Canada for a total value including debt of approximately $1.8 billion based on then current exchange rates. Completion of the transaction is subject to satisfaction of customary closing conditions, including approval by the unitholders of Sunrise REIT.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

•	Rating agency Standard & Poor’s maintained its current BB+ rating and positive outlook on Ventas debt securities following the Company’s announcement of the Sunrise REIT acquisition.

•

As previously reported, on November 7, 2006, Ventas completed its acquisition of a diverse portfolio of healthcare and seniors housing properties in a transaction with entities affiliated with Canada’s Reichmann family (collectively, the “Seller”). The purchase price for 64 assets acquired by Ventas was $602.4 million. Ventas and the Seller have delayed the purchase of two additional assets that are valued at $18.5 million, pending lender approval of the loan assumptions by Ventas relating to mortgage debt on those assets. The properties are being, or will be, leased to affiliates of Senior Care, Inc. (“Senior Care”) on a triple-net basis, for an initial cash yield of 7.75 percent and annual escalations of between 3 and 5 percent per annum, depending on changes in the Consumer Price Index (CPI), contingent upon certain Senior Care revenue parameters being met.

•

Annualized rent from Kindred represents approximately 50 percent of the Company’s annualized total revenues at year end 2006, assuming that the Kindred Rent Reset, the Senior Care acquisition and the Company’s other 2006 acquisitions were effective at the beginning of the fourth quarter of 2006. Computed on the same pro forma basis, annualized revenues from market rate, non-government-reimbursed assets in the Company’s portfolio represent approximately 44 percent of the Company’s annualized total revenues, and assets leased to Kindred represent approximately 27 percent of the Company’s total real estate assets (measured on a gross book value basis) on its consolidated balance sheet.

•

In January 2007, Ventas purchased one medical office building (“MOB”) located in Ohio for $9.3 million, or $149 per square foot. The MOB is connected to Mercy Hospital and is 100 percent leased to tenants directly associated with that hospital. The lease provides Ventas with an initial cash yield in excess of 8.5 percent.

•

In February 2007, the Company entered into a binding commitment to acquire upon completion, subject to certain conditions, a majority interest in a 23-bed specialty hospital and 29,000 square foot MOB, yet to be constructed, in Casper, Wyoming for approximately $29.0 million. The hospital and MOB are 100 percent pre-leased on a long-term basis to a partnership between a major national specialty hospital operator and a prominent local doctors group. The properties are expected to generate approximately $3.3 million of annual rent over the terms of the leases.

•

On December 1, 2006, Ventas issued $230.0 million of unsecured senior convertible notes (the “convertible notes”) that mature on November 15, 2011, bear interest at an annual rate of 3.875 percent and are convertible into shares of the Company’s common stock at an initial conversion price of $45.07 per common share. Proceeds were used to repay outstanding amounts under the Credit Facility.

•	At December 31, 2006, the Company had $57.0 million of indebtedness outstanding under the Credit Facility (excluding outstanding letters of credit of $0.2 million) and availability of $442.8 million.

•	The Company’s debt to total capitalization at December 31, 2006 was approximately 34 percent.

•	As of December 31, 2006, Ventas’s enterprise value was approximately $6.8 billion.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

•

The 225 skilled nursing facilities and hospitals leased by the Company to Kindred produced EBITDARM to actual cash rent coverage of 2.3 times for the trailing twelve-month period ended September 30, 2006 (the latest date available). Further information detailing these rent coverages, and rent coverages as if $239 million of annual base rent determined pursuant to the Rent Reset had been due and payable over such trailing twelve-month period, by Master Lease and by asset class is contained on a schedule attached to this press release.

FOURTH QUARTER 2006 RESULTS

Rental income for the quarter ended December 31, 2006 was $116.0 million, of which $60.3 million resulted from leases with Kindred. Fourth quarter 2006 expenses totaled $79.8 million. Depreciation and amortization totaled $32.4 million and interest expense totaled $39.5 million. General, administrative and professional fees totaled $6.7 million and include $0.8 million for non-cash stock-based compensation. Property-level operating expenses relating to the Company’s MOB portfolio and other assets for the period were $1.2 million.

FULL YEAR 2006 RESULTS

Rental income for the year ended December 31, 2006 was $418.4 million, of which $220.9 million resulted from leases with Kindred. Expenses for the year ended December 31, 2006 totaled $296.9 million. Depreciation and amortization totaled $119.7 million and interest expense totaled $141.1 million. General, administrative and professional fees totaled $26.1 million and include $3.0 million for non-cash stock-based compensation. Property-level operating expenses relating to the Company’s MOB portfolio and other assets for the period were $3.2 million. During 2006, the Company incurred one-time expenses totaling $7.4 million in connection with the Rent Reset process, which included appraisal expenses, investment banking fees, litigation costs and legal fees.

NORMALIZED FFO GUIDANCE FOR 2007

Prior to the announcement of the Sunrise REIT acquisition, Ventas announced that it expects its 2007 normalized FFO to be between $2.70 and $2.75 per diluted share. As part of the Sunrise REIT acquisition announcement, Ventas stated that, assuming the transaction closes early in the second quarter of 2007, it expects the Sunrise REIT acquisition to dilute normalized FFO in 2007 by about $0.05 to $0.07 per share and to break even in 2008, excluding development assets.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company and that the May 1, 2007 rent escalation in Master Lease 2 with Kindred (which is based on CPI) is 2.7 percent. In addition, the Company’s normalized FFO guidance (and related U.S. generally accepted accounting principals (“GAAP”) earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) one-time merger expenses that are not capitalized under GAAP, such as costs for foreign exchange hedge agreements, (d) the impact of any expenses related to asset impairment, the write-off of unamortized deferred financing fees, or additional costs, expenses or premiums incurred as a result of early debt retirement and (e) any dilution resulting from the Company’s convertible notes.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on February 21, 2007, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for one week.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 453 healthcare and seniors housing assets in 43 states. Its diverse portfolio includes 172 seniors housing communities, 43 hospitals, 218 skilled nursing facilities and 20 other assets. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2006 and for the year ending December 31, 2007; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, including without limitation Kindred’s willingness to renew any or all of its bundles of leased properties expiring in 2008, and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) risks associated with the proposed acquisition of Sunrise Senior Living REIT, including the Company’s ability to successfully complete the transaction on the contemplated terms and to timely and fully realize the expected revenues and cost savings there from; (q) the movement of U.S. and Canadian exchange rates; (r) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; and (s) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities. Many of these factors are beyond the control of the Company and its management.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005

(In thousands, except per share amounts)

	December 31,2006	September 30,2006	June 30,2006	March 31,2006	December 31,2005
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Assets
Real estate investments:
Land	$357,804	$300,384	$300,384	$298,185	$295,363
Building and improvements	3,350,033	2,801,301	2,801,550	2,778,262	2,732,533

	3,707,837	3,101,685	3,101,934	3,076,447	3,027,896

Accumulated depreciation	(659,584)	(627,800)	(598,644)	(569,675)	(541,346)

Net real estate property	3,048,253	2,473,885	2,503,290	2,506,772	2,486,550
Loans receivable, net	35,647	192,578	35,800	35,870	39,924

Net real estate investments	3,083,900	2,666,463	2,539,090	2,542,642	2,526,474
Cash and cash equivalents	1,246	1,935	1,932	1,466	1,641
Escrow deposits and restricted cash	80,039	52,818	51,227	61,753	59,667
Deferred financing costs, net	18,415	18,100	17,667	16,844	17,581
Notes receivable-related parties	2,466	2,518	2,501	2,859	2,841
Other	67,734	66,581	48,555	36,040	30,914

Total assets	$3,253,800	$2,808,415	$2,660,972	$2,661,604	$2,639,118

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$2,329,053	$2,007,128	$1,882,909	$1,854,551	$1,802,564
Deferred revenue	8,194	8,780	9,374	9,953	10,540
Interest rate swap agreement	429	632	—	577	1,580
Accrued dividend	41,949	—	—	—	37,343
Accrued interest	19,929	35,460	14,461	34,636	14,418
Accounts payable and other accrued liabilities	113,976	82,346	73,838	72,726	74,960
Deferred income taxes	30,394	30,394	30,394	30,394	30,394

Total liabilities	2,543,924	2,164,740	2,010,976	2,002,837	1,971,799

Commitments and contingencies
Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value, 180,000 shares authorized; 106,137, 104,101, 103,975, 103,854, and 103,523 shares issued at December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively	26,545	26,036	26,004	25,974	25,927
Capital in excess of par value	766,470	699,094	696,667	694,531	692,650
Unearned compensation on restricted stock	—	—	—	—	(713)
Accumulated other comprehensive income (loss)	1,037	1,569	1,449	685	(143)
Retained earnings (deficit)	(84,176)	(83,024)	(74,124)	(62,308)	(50,402)

	709,876	643,675	649,996	658,882	667,319

Treasury stock, 0, 0, 0, 4, and 0 shares at December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively	—	—	—	(115)	—

Total stockholders’ equity	709,876	643,675	649,996	658,767	667,319

Total liabilities and stockholders’ equity	$3,253,800	$2,808,415	$2,660,972	$2,661,604	$2,639,118

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2006 and 2005

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Audited)
Revenues:
Rental income	$116,033	$96,274	$418,449	$324,719
Interest income from loans receivable	2,641	1,284	7,014	5,001
Interest and other income	1,888	745	2,886	3,268

Total revenues	120,562	98,303	428,349	332,988

Expenses:
Interest	39,497	33,612	141,094	105,581
Depreciation and amortization	32,421	28,695	119,653	87,848
Property-level operating expenses	1,168	706	3,171	2,576
General, administrative and professional fees (including non-cash stock-based compensation expense of $810 and $573 for the three months ended 2006 and 2005, respectively, and $3,046 and $1,971 for the years ended 2006 and 2005, respectively)	6,679	6,996	26,136	25,075
Rent reset costs	—	—	7,361	—
Reversal of continent liability	—	—	(1,769)	—
Loss on extinguishment of debt	—	1,376	1,273	1,376
Net gain on swap breakage	—	(981)	—	(981)
Net proceeds from litigation settlement	—	(15,909)	—	(15,909)
Contribution to charitable foundation	—	2,000	—	2,000

Total expenses	79,765	56,495	296,919	207,566

Income before net loss on real estate disposals and discontinued operations	40,797	41,808	131,430	125,422
Net loss on real estate disposals	—	—	—	(175)

Income before discontinued operations	40,797	41,808	131,430	125,247
Discontinued operations	—	5,413	—	5,336

Net income	$40,797	$47,221	$131,430	$130,583

Earnings per common share:
Basic:
Income before discontinued operations	$0.39	$0.40	$1.26	$1.32
Net income	$0.39	$0.46	$1.26	$1.37

Diluted:
Income before discontinued operations	$0.39	$0.40	$1.25	$1.31
Net income	$0.39	$0.45	$1.25	$1.36

Shares used in computing earnings per common share:
Basic	105,155	103,542	104,206	95,037
Diluted	105,667	104,176	104,731	95,775

Dividends declared per common share	$0.395	$0.360	$1.580	$1.440

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	2006 Quarters				Fourth Quarter 2005
	Fourth	Third	Second	First
Revenues:
Rental income	$116,033	$106,816	$99,095	$96,505	$96,274
Interest income from loans receivable	2,641	2,566	839	968	1,284
Interest and other income	1,888	285	372	341	745

Total revenues	120,562	109,667	100,306	97,814	98,303

Expenses:
Interest	39,497	34,917	33,723	32,957	33,612
Depreciation and amortization	32,421	29,651	29,111	28,470	28,695
Property-level operating expenses	1,168	727	654	622	706
General, administrative and professional fees (including non-cash stock-based compensation expense of $810, $751, $727, $758 and $574, respectively)	6,679	6,539	6,287	6,631	6,996
Rent reset costs	—	7,361	—	—	—
Reversal of contingent liability	—	(1,769)	—	—	—
Loss on extinguishment of debt	—	—	1,273	—	1,376
Net gain on swap breakage	—	—	—	—	(981)
Net proceeds from litigation settlement	—	—	—	—	(15,909)
Contribution to charitable foundation	—	—	—	—	2,000

Total expenses	79,765	77,426	71,048	68,680	56,495

Income before discontinued operations	40,797	32,241	29,258	29,134	41,808
Discontinued operations	—	—	—	—	5,413

Net income	$40,797	$32,241	$29,258	$29,134	$47,221

Earnings per common share:
Basic:
Income before discontinued operations	$0.39	$0.31	$0.28	$0.28	$0.40
Net income	$0.39	$0.31	$0.28	$0.28	$0.46

Diluted:
Income before discontinued operations	$0.39	$0.31	$0.28	$0.28	$0.40
Net income	$0.39	$0.31	$0.28	$0.28	$0.45
Shares used in computing earnings per common share:
Basic	105,155	104,021	103,884	103,751	103,542
Diluted	105,667	104,568	104,374	104,300	104,176

Dividends declared per common share	$0.395	$0.395	$0.395	$0.395	$0.360
Discontinued operations:
Rental income	$—	$—	$—	$—	$230
Interest and other income	—	—	—	—	165
Interest expense	—	—	—	—	(81)
Depreciation	—	—	—	—	(15)

Income before gain on sale of real estate	—	—	—	—	299
Gain on sale of real estate	—	—	—	—	5,114

Discontinued operations	$—	$—	$—	$—	$5,413

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005

(Audited)

	2006	2005
Cash flows from operating activities:
Net income	$131,430	$130,583
Adjustments to reconcile net income to net cash provided by activities:
Depreciation (including amounts in discontinued operations) and amortization	119,653	88,002
Amortization of deferred financing costs	3,253	3,891
Stock-based compensation	3,004	1,971
Straight-lining of rental income	(19,963)	(14,287)
Amortization of deferred revenue	(2,412)	(3,497)
Reversal of contingent liability	(1,769)	—
Loss on extinguishment of debt	1,273	1,376
Gain on sale of assets (including amounts in discontinued operations)	—	(4,939)
Net gain on sale of securities	(1,379)	—
Net gain on swap breakage	—	(981)
Other	488	(2,716)
Changes in operating assets and liabilities:
(Increase) decrease in escrow deposits and restricted cash	(29,789)	10,120
Increase in other assets	(11,895)	(5,396)
Increase in accrued interest	5,511	5,675
Increase in accounts payable and accrued and other liabilities	41,462	13,962

Net cash provided by operating activities	238,867	223,764
Cash flows from investing activities:
Net investment in real estate property	(490,679)	(589,552)
Proceeds from real estate disposals	—	1,416
Investment in loans receivable	(191,068)	(47,333)
Proceeds from loans receivable	195,411	20,274
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	9,902	—
Purchase of securities	(5,530)	—
Other	(10)	154

Net cash used in investing activities	(481,974)	(615,041)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	57,000	—
Net change in borrowings under secured revolving credit facility	(89,200)	50,200
Proceeds from debt	449,005	600,000
Repayment of debt	(16,084)	(231,988)
Payment of deferred financing costs	(4,876)	(9,279)
Issuance of common stock	831	101,964
Proceeds from stock option exercises	6,634	6,819
Payment of swap breakage fee	—	(2,320)
Cash distribution to stockholders	(160,598)	(125,843)

Net cash provided by financing activities	242,712	389,553

Net decrease in cash and cash equivalents	(395)	(1,724)
Cash and cash equivalents at beginning of period	1,641	3,365

Cash and cash equivalents at end of period	$1,246	$1,641

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$189,262	$931,571
Escrow deposits and restricted cash	485	34,144
Other assets acquired	350	1,560
Debt assumed	125,633	541,174
Other liabilities	(536)	33,275
Issuance of common stock	65,000	392,826

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	2006 Quarters				Fourth Quarter 2005
	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$40,797	$32,241	$29,258	$29,134	$47,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations) and amortization	32,421	29,651	29,111	28,470	28,710
Amortization of deferred financing costs	933	778	772	770	998
Stock-based compensation	768	751	727	758	574
Straight-lining of rental income	(5,228)	(4,871)	(4,914)	(4,950)	(5,895)
Amortization of deferred revenue	(603)	(611)	(595)	(603)	(1,034)
Reversal of contingent liability	—	(1,769)	—	—	—
Loss on extinguishment of debt	—	—	1,273	—	1,376
Gain on sale of assets (including amounts in discontinued operations)	—	—	—	—	(5,114)
Net gain on sale of securities	(1,379)	—	—	—	—
Net gain on swap breakage	—	—	—	—	(981)
Other	(276)	904	37	(177)	(515)
Changes in operating assets and liabilities:
(Increase) decrease in escrow deposits and restricted cash	(27,221)	(1,591)	1,109	(2,086)	6,994
Decrease (increase) in other assets	4,495	(13,964)	(2,021)	(405)	(1,330)
(Decrease) increase in accrued interest	(15,531)	20,999	(20,175)	20,218	(16,014)
Increase (decrease) in accounts payable and accrued and other liabilities	31,445	10,485	1,505	(1,973)	(2,788)

Net cash provided by operating activities	60,621	73,003	36,087	69,156	52,202
Cash flows from investing activities:
Net investment in real estate property	(426,367)	(101)	(15,660)	(48,354)	(9,592)
Proceeds from real estate disposals	—	—	—	—	295
Investment in loans receivable	(34,219)	(156,849)	—	—	—
Proceeds from loans receivable	191,167	88	86	4,070	13,084
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	—	—	9,902	—	—
Purchase of securities	—	—	(5,530)	—	—
Other	(85)	(209)	318	(231)	(563)

Net cash (used in) provided by investing activities	(269,504)	(157,071)	(10,884)	(44,515)	3,224
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	(15,300)	(94,700)	167,000	—	—
Net change in borrowings under secured revolving credit facility	—	—	(141,800)	52,600	(6,700)
Proceeds from debt	225,400	221,531	—	2,074	200,000
Repayment of debt	(3,087)	(2,620)	(7,690)	(2,687)	(212,823)
Payment of deferred financing costs	(1,122)	(853)	(2,868)	(33)	(2,679)
Issuance of common stock	135	268	175	253	126
Proceeds from stock option exercises	2,168	1,586	1,520	1,360	2,102
Payment of swap breakage fee	—	—	—	—	(2,320)
Cash distribution to stockholders	—	(41,141)	(41,074)	(78,383)	(37,255)

Net cash provided by (used in) financing activities	208,194	84,071	(24,737)	(24,816)	(59,549)

Net (decrease) increase in cash and cash equivalents	(689)	3	466	(175)	(4,123)
Cash and cash equivalents at beginning of period	1,935	1,932	1,466	1,641	5,764

Cash and cash equivalents at end of period	$1,246	$1,935	$1,932	$1,466	$1,641

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$179,785	$(350)	$9,827	$—	$10,598
Escrow deposits and restricted cash	—	—	485	—	331
Other assets acquired	—	350	—	—	—
Debt assumed	114,785	—	10,848	—	10,768
Other liabilities	65,000	—	(536)	—	161

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2006 Quarters				Year
	Fourth	Third	Second	First
Net income	$40,797	$32,241	$29,258	$29,134	$131,430
Adjustments:
Depreciation on real estate assets	31,784	29,156	28,969	28,329	118,238
Other items:
Discontinued operations:
Gain on sale of real estate	—	—	—	—	—
Depreciation on real estate assets	—	—	—	—	—

FFO	72,581	61,397	58,227	57,463	249,668
Rent reset costs	—	7,361	—	—	7,361
Reversal of contingent liability	—	(1,769)	—	—	(1,769)
Loss on extinguishment of debt	—	—	1,273	—	1,273
Gain on sale of securities	(1,379)	—	—	—	(1,379)

Normalized FFO	71,202	66,989	59,500	57,463	255,154

Straight-lining of rental income	(5,228)	(4,871)	(4,914)	(4,950)	(19,963)

FAD	$65,974	$62,118	$54,586	$52,513	$235,191

Per diluted share:
Net income	$0.39	$0.31	$0.28	$0.28	$1.25
Adjustments:
Depreciation on real estate assets	0.30	0.28	0.28	0.27	1.13
Other items:
Discontinued operations:
Gain on sale of real estate	—	—	—	—	—
Depreciation on real estate assets	—	—	—	—	—

FFO	0.69	0.59	0.56	0.55	2.38
Rent reset costs	—	0.07	—	—	0.07
Reversal of contingent liability	—	(0.02)	—	—	(0.02)
Loss on extinguishment of debt	—	—	0.01	—	0.01
Gain on sale of securities	(0.01)	—	—	—	(0.01)

Normalized FFO	0.67	0.64	0.57	0.55	2.44

Straight-lining of rental income	(0.05)	(0.05)	(0.05)	(0.05)	(0.19)

FAD	$0.62	$0.59	$0.52	$0.50	$2.25

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2005 Quarters				Year
	Fourth	Third	Second	First
Net income	$47,221	$28,721	$27,068	$27,573	$130,583
Adjustments:
Depreciation on real estate assets	28,557	27,576	18,144	13,129	87,406
Loss on real estate disposals	—	—	175	—	175
Other items:
Discontinued operations:
Gain on sale of real estate	(5,114)	—	—	—	(5,114)
Depreciation on real estate assets	15	46	46	46	153

FFO	70,679	56,343	45,433	40,748	213,203
Loss on extinguishment of debt	1,376	—	—	—	1,376
Contribution to charitable foundation	2,000	—	—	—	2,000
Net proceeds from litigation settlement	(15,909)	—	—	—	(15,909)
Net gain on swap breakage	(981)	—	—	—	(981)
Bridge loan commitment fee	—	—	402	—	402

Normalized FFO	57,165	56,343	45,835	40,748	200,091

Straight-lining of rental income	(5,895)	(5,558)	(1,954)	(880)	(14,287)

FAD	$51,270	$50,785	$43,881	$39,868	$185,804

Per diluted share:
Net income	$0.45	$0.28	$0.30	$0.32	$1.36
Adjustments:
Depreciation on real estate assets	0.27	0.26	0.21	0.16	0.92
Loss on real estate disposals	—	—	—	—	—
Other items:
Discontinued operations:
Gain on sale of real estate	(0.05)	—	—	—	(0.05)
Depreciation on real estate assets	—	—	—	—	—

FFO	0.68	0.54	0.51	0.48	2.23
Loss on extinguishment of debt	0.01	—	—	—	0.01
Contribution to charitable foundation	0.02	—	—	—	0.02
Net proceeds from litigation settlement	(0.15)	—	—	—	(0.15)
Net gain on swap breakage	(0.01)	—	—	—	(0.01)
Bridge loan commitment fee	—	—	—	—	—

Normalized FFO	0.55	0.54	0.51	0.48	2.09

Straight-lining of rental income	(0.06)	(0.05)	(0.02)	(0.01)	(0.15)

FAD	$0.49	$0.49	$0.49	$0.47	$1.94

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments. Currently, the Company’s capital expenditures for its real estate portfolio are immaterial.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

Guidance for the Year Ending December 31, 2007

The following table illustrates the Company’s guidance per diluted share for the year ending December 31, 2007. As part of the Sunrise REIT acquisition announcement, Ventas stated that, assuming the transaction closes early in the second quarter of 2007, it expects the Sunrise REIT acquisition to dilute normalized FFO in 2007 by about $0.05 to $0.07 per share and to break even in 2008, excluding development assets.

	GUIDANCE
	For the Year Ending December 31, 2007[1]			Pro Forma 2007 Acquisition[2]			Change
Net income	$1.42	-	$1.47	$1.10	-	$1.17	$(0.32)	-	$(0.30)
Adjustments:
Depreciation on real estate assets	1.28	-	1.28	1.53	-	1.53	0.25	-	0.25

FFO & Normalized FFO	2.70	-	2.75	2.63	-	2.70	(0.07)	-	(0.05)

Capital expenditures	—	-	—	(0.04)	-	(0.04)	(0.04)	-	(0.04)
Straight-lining of rental income	(0.15)	-	(0.15)	(0.15)	-	(0.15)	—	-	—

FAD	$2.55	-	$2.60	$2.44	-	$2.51	$(0.11)	-	$(0.09)

[1]	Per guidance issued on October 26, 2006.
[2]	Assumes April 1, 2007 closing date and excludes five development properties and any non-recurring transaction related expenses.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended December 31, 2006, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma annualized1 earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for three months ended December 31, 2006	$41,006
Add back:
Pro forma interest	40,861
Pro forma depreciation and amortization	33,727
Stock-based compensation	810

Pro forma EBITDA	$116,404

Pro forma annualized EBITDA[1]	$461,479

As of December 31, 2006:
Debt	$2,329,053
Cash	(1,246)
Restricted cash pertaining to debt	(8,113)

Net debt	$2,319,694

Net debt to pro forma EBITDA	5.0 x

[1]	Gain on sale of securities in the fourth quarter of 2006 has not been annualized.

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities (in thousands):

As of December 31, 2006
2007	$130,206
2008	33,117
2009	372,725
2010	265,915
2011	273,761
Thereafter	1,261,265

Total maturities	2,336,989
Less unamortized commission fees and discounts	(7,936)

Senior notes payable and other debt	$2,329,053

Ventas – Kindred Portfolio

The following is based on data provided by Kindred to the Company or obtained from Kindred’s public filings. The information in the tables below reflects Kindred’s EBITDARM coverage by Master Lease and by asset class, using Kindred’s actual cash rent for the period:

Ventas - Kindred Master Lease	Facility Count	TTM EBITDARM Coverage[1,3,4]
1	91	2.3x
2	46	2.5x
3	43	2.2x
4	45	2.3x

Portfolio	225	2.3x

Ventas - Kindred Asset Class	Facility Count	TTM EBITDARM Coverage[1,3,4]
Hospitals	39	3.3x
Skilled Nursing Facilities	186	1.8x

Portfolio	225	2.3x

- MORE -

Ventas Reports Fourth Quarter Results

February 20, 2007

The information in the tables below reflects Kindred’s EBITDARM coverage by Master Lease and by asset class, as if Kindred’s actual cash rent for the period was $239 million. Actual future results may vary based upon changes in EBITDARM at the facilities and annual rent increases, and there can be no assurance that future EBITDARM to rent coverages will equal these levels:

Ventas - Kindred Master Lease	Facility Count	TTM EBITDARM Coverage[2,3,4]	Annualized Post-Reset Base Rent Through April 30, 2007[5]	Annualized Pre-Reset Base Rent[5]
1	91	2.0x	$98.5	$87.2
2	46	2.1x	55.8	45.0
3	43	1.9x	41.9	35.6
4	45	2.1x	42.7	38.0

Portfolio	225	2.0x	$239.0	$205.9

Ventas – Kindred Asset Class	Facility Count	TTM EBITDARM Coverage[2,3,4]	Annualized Post-Reset Base Rent Through April 30, 2007[5]	Annualized Pre-Reset Base Rent[5]
Hospitals	39	3.0x	$84.7	$75.0
Skilled Nursing Facilities	186	1.5x	154.2	130.8

Portfolio	225	2.0x	$239.0	$205.9

[1]	Trailing twelve months EBITDARM for the period ended September 30, 2006 (the latest available data provided by Kindred) to the Company’s trailing twelve months cash rental revenue.
[2]	Trailing twelve months EBITDARM for the period ended September 30, 2006 (the latest available data provided by Kindred) to $239 million in aggregate annual base rent.
[3]

Coverage reflects the ratio of Kindred’s EBITDARM to rent. EBITDARM is defined as earnings before interest, income taxes, depreciation, amortization, rent and management fees. In the calculation of trailing twelve months EBITDARM, intercompany profit pertaining to services provided by Kindred’s Peoplefirst Rehabilitation and Pharmacy Divisions for the twelve months ended September 30, 2006 has been eliminated from purchased ancillary expenses within the Ventas portfolio.

[4]

Nursing center salary, wage and benefit expenses for fourth quarter 2005 and first quarter 2006 have been normalized in order to eliminate certain unusual costs related to the implementation of RUGs refinement which went into effect on January 1, 2006.

[5]	Numbers in millions and may not add due to rounding.

- END -